UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 1, 2005

iVOW, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2101 Faraday Avenue, Carlsbad, California 92008

(Address of principal executive offices, with zip code)

(760) 603-9120

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On November 3, 2005, iVOW, Inc., a Delaware corporation (“iVOW”), filed a Form 8-K to report the completion of the acquisition of Sound Health Solutions, Inc., a Washington corporation (“SHS”).  In response to Part (a) of Item 9.01 of such Form 8-K, iVOW stated that it would file the required historical financial statements and pro forma financial information by amendment within 75 calendar days after November 1, 2005. This amended Form 8-K is being filed to provide such information.

Item 2.01  Completion of Acquisition or Disposistion of Assets.

On November 1, 2005, iVOW completed its previously announced acquisition of SHS by way of a merger (the “Merger”) pursuant to a Merger Agreement, dated as of October 7, 2005 (the “Merger Agreement”), by and among iVOW, iSHS Merger Sub, Inc., a Washington corporation and a wholly-owned subsidiary of iVOW, SHS and certain shareholders of SHS.  Following this acquisition, SHS will operate as a wholly-owed subsidiary of iVOW.  Under the terms of the Merger Agreement, iVOW paid $125,500, assumed approximately $317,000 of liabilities and agreed to issue up to 294,278 shares of its common stock (the “Merger Shares”), of which 184,477 shares were issued as of the closing and the remaining 109,801 shares are subject to holdback based on contingencies set forth in the Merger Agreement.  iVOW has a repurchase right for up to 71,128 of the Merger Shares to the extent that SHS fails to satisfy certain revenue and net income targets.

In connection with the Merger, SHS entered into independent contractor agreements and noncompetition agreements with two physicians, Frances Gough and Teresa Girolami, each a co-founder and shareholder of SHS, for the provision of medical services to SHS.  The agreements have a term of three years, subject to earlier termination.  Under the contractor agreements, iVOW agreed to issue stock options to purchase 8,000 shares and 2,667 shares of common stock to Drs. Gough and Girolami, respectively.

On November 2, 2005, iVOW announced the completion of its acquisition of SHS by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02   Unregistered Sale of Equity Securities.

See Item 2.01 above. The issuance of the shares pursuant to the Merger Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder (“Regulation D”), based in part upon representations that iVOW has obtained, from each SHS shareholder receiving such shares or from SHS that such SHS shareholder is an “accredited investor” or will have a “purchaser representative” as such terms are defined in Rule 501 of Regulation D.  The issuance of the options granted to Drs. Gough and Girolami are exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under Section 3(b) thereunder.

Item 9.01   Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired

Report of Independent Public Accountants

To the Stockholders and Management

Sound Health Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Sound Health Solutions, Inc. and Subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations and stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sound Health Solutions, Inc. and Subsidiary as of December 31, 2004 and 2003, and their consolidated results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring net losses and negative net cash flows from operating activities from its inception. As of December 31, 2004, the Company had an accumulated deficit, and its management believes that the Company will require additional funds for its operations beyond March 2006, but cannot assure that such funds will be available. Such matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 1. The 2004 consolidated financial statements referred to above do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP
San Diego, California
January 4, 2006

SOUND HEALTH SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$65,366	$92,741
Accounts receivable	107,329	109,533
Prepaid expenses and other current assets	19,706	22,407

Total current assets	192,401	224,681

Property and equipment, net of accumulated depreciation and amortization of $84,173 in 2004 and $85,133 in 2003	300,301	215,585

Other assets - deposits	31,414	20,714

Total Assets	$524,116	$460,980

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$265,341	$36,687
Bank line-of-credit		250,000
Notes payable, stockholders	261,000
Deferred compensation, stockholders	210,506	24,843
Accounts payable	9,218	31,946
Accrued website fees	367,679	13,040
Other accrued liabilities	77,270	80,396
Current portion of deferred rent	18,734	31,252
Deferred revenue	280,631	324,834

Total current liabilities	1,490,379	792,998

Long-term debt, net of current portion	106,538	217,344
Deferred rent, net of current portion	98,498	22,305

Total liabilities	1,695,415	1,032,647

Commitments

Stockholders’ deficit:
Preferred stock - no par value; authorized 25,000,000 shares; none issued and outstanding
Common stock - no par value; authorized 75,000,000 shares; 6,000,000 issued and outstanding shares	12,000	12,000
Additional paid-in capital	110,144	16,944
Accumulated deficit	(1,293,443)	(600,611)

Total stockholders’ deficit	(1,171,299)	(571,667)

Total Liabilities and Stockholders’ Deficit	$524,116	$460,980

See accompanying notes to the consolidated financial statements.

SOUND HEALTH SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2004	2003

Revenues, net	$1,808,018	$1,132,184

Operating expenses	2,480,202	1,450,714

Operating loss	(672,184)	(318,530)

Other income (expense):
Interest income	81	36
Interest expense	(25,296)	(14,241)
Other, net	4,567	(21)

Total other expense	(20,648)	(14,226)

Net loss	$(692,832)	$(332,756)

See accompanying notes to the consolidated financial statements.

SOUND HEALTH SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

Years Ended December 31, 2004 and 2003

	Common stock
	Number		Additional
	of	Stated	Paid-in	Accumulated
	Shares	value	Capital	deficit	Total

Balance, December 31, 2002	6,000,000	$12,000		$(42,186)	$(30,186)

Net loss				(332,756)	(332,756)

Distributions				(225,669)	(225,669)

Stock based compensation			$16,944		16,944

Balance, December 31, 2003	6,000,000	12,000	16,944	(600,611)	(571,667)

Net loss				(692,832)	(692,832)

Stock based compensation			93,200		93,200

Balance, December 31, 2004	6,000,000	$12,000	$110,144	$(1,293,443)	$(1,171,299)

See accompanying notes to the consolidated financial statements.

SOUND HEALTH SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(692,832)	$(332,756)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	65,299	35,319
Effect of leasehold abandonment and settlement of note payable to landlord	(33,394)
Landlord incentive payments	76,860
Stock based compensation	93,200	16,944
Changes in operating assets and liabilities:
Accounts receivable	2,204	(94,164)
Other assets	(7,999)	(34,967)
Accounts payable	(22,728)	24,232
Accrued website fees	354,639	13,040
Other accrued liabilities	(3,126)	16,416
Deferred compensation, stockholders	185,663	24,843
Deferred revenue	(44,203)	146,612
Deferred rent	15,644	53,557
Net cash used in operating activities	(10,773)	(130,924)

Cash flows from investing activities:
Property and equipment expenditures	(242,045)	(111,751)

Cash flows from financing activities:
Net borrowings (repayments) under bank line-of-credit	(1,007)	250,000
Proceeds from long-term debt	30,000
Principal payments of long-term debt	(64,550)	(34,520)
Proceeds from stockholder loans	261,000
Principal payments under capital lease obligations		(14,858)
Net cash provided by financing activities	225,443	200,622

Net decrease in cash and cash equivalents	(27,375)	(42,053)
Cash and cash equivalents at beginning of year	92,741	134,794
Cash and cash equivalents at end of year	$65,366	$92,741

Supplemental disclosure of non-cash investing and financing transactions:
Line of credit loan converted to note payable	$248,993
Leasehold improvements acquired for note payable		$96,595
Foregiveness of notes payable to landlord in exchange for leasehold improvements	$96,595
Reclassification of advances and notes receivable from stockholders to distributions		$225,669

Supplementary cash flow information:
Interest paid	$23,267	$14,316

See accompanying notes to the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.          ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS ACTIVITY

Sound Health Solutions, Inc. (“SHS”), a Washington Corporation, together with its wholly owned subsidiary, SHS (Web) LLC, offers medically supervised weight reduction programs designed by physicians specialized in Internal Medicine. SHS and SHS (Web) LLC are referred to together as the “Company.” The programs have demonstrated results in reducing the healthcare costs to businesses by managing “high risk” employees. SHS uses a multi-specialty approach, which includes nutrition education, fitness and lifestyle modification all under physician supervision primarily at its clinics. Programs entail an initial intensive phase followed by a monitored secondary phase, which ensures success through the development of positive habits. A distinguishing feature of the SHS program allows the patient to continue the program using the Internet. The web program is monitored and serves to encourage the patient by continuing to receive positive, personalized feedback and provides access to the therapist, registered dietician or trainer on-line. SHS’s predecessor entity, Sound Weight Solutions, PLLC, began to operate in 1997.

On January 31, 2003, the Company approved a 3,157.9-to-1 stock split. As a result of the stock split, all share information presented in the accompanying consolidated financial statements and these notes has been retroactively adjusted.

On November 1, 2005, SHS and its subsidiary were acquired and became wholly owned subsidiaries of iVOW, Inc. (“iVOW”), a company specializing in the operation and management of obesity surgery programs (Note 8).

The Company incurred net losses and negative net cash flows from operating activities in 2004 and 2003.  At December 31, 2004, the Company had cash balances of $65,366 and an accumulated deficit of $1.3 million.  The Company believes that the existing cash and cash equivalents, together with the ongoing revenue and the potential for available capital resulting from the acquisition of the Company by iVOW in November 2005 (Note 8), will be sufficient to meet its anticipated capital requirements through at least March 2006. However, these factors raise substantial doubt about the Company’s ability to continue as a going concern.  Should the Company be unable to raise sufficient funds through iVOW in the future to fund operations beyond March 2006, the Company may be required to curtail operating plans and possibly relinquish rights to portions of its intellectual property or products. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts in the consolidated financial statements and disclosures made in the accompanying notes to the consolidated financial statements. Accordingly, actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of SHS and its wholly-owned subsidiary. All material intercompany balances and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

Revenue from patient and third party payor contracts, which generally run from 26 to 52 weeks, are recognized ratably over the period of the agreement. Deferred revenue results from differences in revenue recognized from amounts billed.

CASH AND CASH EQUIVALENTS

The Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

In the normal course of business, the Company extends unsecured credit to individuals and corporations located throughout the State of Washington. The Company routinely assesses the financial strength of its customers and believes that its trade accounts receivable credit risk exposure is limited.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated and amortized over the lesser of the useful life of the asset or the life of the lease using the straight-line method. The estimated useful lives of the assets are generally two to six years.

INTANGIBLE ASSETS

The Company evaluates long-lived assets for impairment in accordance with SFAS No. 144, Accounting for the Disposal or Impairment of Long-Lived Assets. The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying value of the assets.

INCOME TAXES

Effective August 1, 2001, the Company elected, by unanimous consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company generally pays no federal income taxes, and its stockholders are liable for taxes on their share of the Company’s income. It is not expected that the Company will incur any federal income tax obligations. The Company pays a monthly State Business & Occupation tax based upon 1.5% of gross receipts.

STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” establishes a fair value based approach for valuing stock options.  The Company follows the disclosure-only alternative afforded by SFAS 123. Accordingly, the Company applies the principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its employee stock option compensation plans. Under APB No. 25, compensation expense is measured using the intrinsic value method as the difference, if any, between the option exercise price and the fair value of the common stock at the date of grant. The Company has historically granted options to employees and directors at exercise prices equal to the fair value of the Company’s common stock. Accordingly, no compensation expense has been recognized for its employee stock-based compensation plans.

Had compensation costs for stock options issued to employees and directors been determined based on the estimated fair value at the grant dates as calculated in accordance with SFAS 123 and amortized over the vesting period, the Company’s reported net loss for the years ended December 31, 2004 and 2003 would have been adjusted to the pro forma amounts indicated below:

	For the years ended December 31,
	2004	2003

Net loss as reported	$(692,832)	$(332,756)
Pro forma compensation expense using fair value method	(32,945)	(195)
Pro forma net loss	$(725,777)	$(332,951)

The Company accounts for stock-based compensation to nonemployees using the fair value method prescribed by SFAS 123 and Emerging Issues Task Force (“EITF”) 96-18 “Accounting for Equity Instruments that are other than Employees for Accounting, or in Conjunction with Selling Goods or Services.” Accordingly, compensation expense is recorded in the accompanying statement of operations for the fair value of the nonemployee options amortized over the vesting period.

The fair value of each option granted to employees and nonemployees was based upon an estimate of market value at the date of grant using the minimum value method. The term of each of the options is ten years and the interest rate used was the rate in effect at grant date which ranged from 3.94% to 4.29% in 2004 and 2003.

ADVERTISING COSTS

Advertising costs are expensed as they are incurred. Total expense for the years ended December 31, 2004 and 2003 were approximately $9,700 and $11,000, respectively.

VARIABLE INTEREST ENTITIES

In December 2003, the Financial Accounting Standards Board issued revised Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 requires nonpublic companies with a variable interest in a variable interest entity to apply this guidance as of the beginning of the period beginning after December 15, 2004 for existing interests and immediately for new interests. The application of the guidance could result in the consolidation of a variable interest entity. The only potential variable interest entity with which the Company is associated is Sound Weight Solutions, PLLC, which is owned by two of the stockholders of SHS. The Company is evaluating whether the investment is a variable interest entity, whether the Company is the primary beneficiary and, if so, the impact of this interpretation on financial position and results of operations.

Note 2.          PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2004	2003

Data processing equipment	$22,581	$52,162
Software	21,863	20,729
Exercise equipment	114,008	74,519
Office equipment	34,609	25,044
Leasehold improvements	158,796	110,516
Furniture and fixtures	32,617	17,748
	384,474	300,718
Less: accumulated depreciation and amortization	(84,173)	(85,133)
Totals	$300,301	$215,585

Depreciation and amortization charged to expense for the years ended December 31, 2004 and 2003 was $65,299, and $35,319, respectively.

Note 3.          BANK LINE-OF-CREDIT AND NOTES PAYABLE

Bank line of credit and notes payable consist of the following:

	2004	2003

Line of credit agreement with a bank that allowed for borrowings up to $250,000 which expired in May 2004. During 2004, the line of credit was converted to a term note with monthly payments of $4,150, due in full on June 7, 2005, with interest at the bank’s prime rate plus 1% (6.25% at December 31, 2004), secured by substantially all assets of the Company and guaranteed by two of the stockholders of the Company. The line was amended on June 7, 2005 to extend the due date to June 7, 2006 and change the monthly payment to $4,214.	$223,022	$250,000

Note payable with a bank with monthly payments of $3,644, interest at the bank’s prime rate plus 1% (6.25% at December 31, 2004), due in full on December 2007, secured by the assets of the Company and guaranteed by two stockholders of the Company.	121,231	157,436

Note payable with a landlord for tenant improvements with monthly payments of $637, including interest at 10%, due in full on June 2009.	27,626

Note payable with a landlord for tenant improvements with monthly payments and interest commencing January 2007; the note with a remaining balance of $96,595 was terminated as of December 31, 2004 in exchange for the transfer of leasehold improvements securing the note to the landlord.		96,595
	$371,879	$504,031
Less: current portion	(265,341)	(286,687)
Long-term portion	$106,538	$217,344

Maturities of long-term debt in each of the years subsequent to December 31, 2004 are as follows:

Year ending December 31,	Amount

2005	$265,341
2006	45,247
2007	50,678
2008	6,898
2009	3,715
Total	$371,879

Note 4.          CONCENTRATIONS

Each year significant revenues are attributable to programs offered to employees by several corporate customers. The employer typically pays the Company for each participating employee/patient for a significant portion of program costs through third party payors. In 2004, 30% of total revenues were related to employee/patients of one corporate customer. Accounts receivable from this corporate customer and/or employee patients of the customer accounted for 63% of accounts receivable at December 31, 2004. In 2003, total revenues related to employee/patients of two corporate customers were 77% and 11% of total revenue. Accounts receivable from these corporate customers and/or employee/patients accounted for 75% and 14% of accounts receivable at December 31, 2003.

Note 5.   COMMITMENTS

Stock Repurchase Agreement

The Company and its stockholders were party to a Founder Shareholders Agreement that provided for certain restrictions on the transfer of Company stock. Upon notification by one stockholder, the Company, subject to certain conditions, was required to redeem the shares owned by the stockholder. The Agreement was cancelled upon the sale of the Company (Note 8).

Website Fees

The Company entered into an agreement dated October 30, 2003 for the use of a website with a third party. For usage of the site, the Company was contracted to pay 50% of the gross margin received from customers using the program for the later of either three years or until the defined revenue minimum was achieved plus a monthly hosting fee of $1,500 per month. Development and usage fees and charges for hosting the website have been recorded as a liability through a charge to operating expense. Amounts outstanding under this agreement total $367,679 at December 31, 2004 and $13,040 at December 31, 2003. The accrued liability was settled in November 2005 upon sale of the Company (Note 8).

Operating leases

The Company leases clinic and office space in Redmond and Seattle, Washington under noncancelable operating leases. The clinic and office space lease in Redmond has a term through November 30, 2008. The clinic space lease in Seattle has a term through March 31, 2009 with an option to extend for a five year period. The leases include scheduled rent increases over the term of the lease and each of them included free rental periods.  The total amount of the rent payment is being charged to expense on the straight-line basis over the term of the lease. The Company records a deferred payable to reflect the excess of rent expense over cash payments since the inception of the lease. The Company is required to pay any executory costs related to the lease in excess of base costs factored into the lease.  The Company also leased clinic space in Issaquah, Washington under a lease that was terminated by mutual consent in December 2004.  The Company recorded a net gain of $33,394 in connection with the lease termination for the excess of the balance of notes payable forgiven by the landlord (Note 3) over the carrying value of leasehold improvements transferred to the landlord.

The following is a schedule of future minimum lease payments for operating leases for each of the years subsequent to December 31, 2004:

Year ending December 31,	Amount

2005	$244,135
2006	252,480
2007	263,739
2008	261,003
2009	57,626
Total	$1,078,983

Rent expense in 2004 and 2003 was approximately $236,000 and $133,000, respectively.

Note 6.          STOCK OPTIONS

The Company Stock Option Plan (the “Plan”) authorizes the granting of stock options to its employees, directors and consultants for up to 1,500,000 shares of common stock. Under the Plan, the exercise price of each option equals the estimated fair market value of the Company’s stock on the grant date. Options typically vest immediately and expire in ten years. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options as determined by the plan administrator. The Plan was terminated upon sale of the Company (Note 8).

A summary of the status of the Company’s stock option plan and the changes during the years ended December 31, 2004 and 2003 is presented below:

Options	Number of Shares	Exercise Price per Share	Weighted Average Exercise Price per Share
January 1, 2003	—
Granted	397,152	$0.01-$0.50	$0.13
Exercised	—
December 31, 2003	397,152	$0.01-$0.50	$0.13
Granted	732,028	$0.50	$0.50
Exercised	—
December 31,2004	1,129,180	$0.01-$0.50	$0.37

Outstanding options have varying expiration dates through December 2014. Of these options, 1,009,180 were exercisable at December 31, 2004. Stock based compensation expense for options to purchase 97,152 and 126,203 shares granted to nonemployees in 2004 and 2003 was $21,680 and $16,944, respectively. Stock based compensation expense for options to purchase 416,325 shares granted to stockholders in 2004 was $71,520 (Note 7).

Note 7.          RELATED PARTY TRANSACTIONS

NOTES PAYABLE

During 2004, the stockholders loaned the Company a total of $261,000 under a note payable agreement. The notes were due on demand, secured by a lien on the assets of the Company that was subordinate to the lien held by the Company’s lending bank (Note 3) and required monthly interest payments at the higher of 6% per annum or the prime rate set forth in the Wall Street Journal (5.25% at December 31, 2004). Interest expense related to the notes totaled $2,863 to the stockholders in 2004 and accrued liabilities included $1,189 of unpaid interest at December 31, 2004. The amounts due under these notes were forgiven in connection with the sale of the Company (Note 8).

RELATED PARTY NOTES RECEIVABLE

As of December 31, 2002, the Company was owed $225,669 by three of the stockholders. The amounts owed were forgiven in 2003 and recorded through a charge to retained earnings under the caption “Distributions.”

CONSULTING FEES

A member of the Board of Directors earned consulting fees of $1,650 in 2004 and $16,350 in 2003 for services provided to the Company. Accrued expenses include $13,000 and $11,350 at December 31, 2004 and 2003, respectively, related to these fees. The fees due the Director were forgiven in connection with the sale of the Company (Note 8).

SOUND WEIGHT SOLUTIONS PLLC

Operating expenses include $76,325 in 2004 and $68,674 in 2003 of fees for medical services rendered by Sound Weight Solutions, PLLC, a company owned by two stockholders of the Company. Accrued liabilities include amounts payable to this company of $59,583 and $-0- at December 31, 2004 and 2003, respectively.

DEFERRED COMPENSATION

As of December 31, 2004, three employee stockholders of the Company had agreed to the deferral of compensation totaling $210,506, of which $185,663 and $24,843 had been accrued by the Company in 2004 and 2003, respectively.  The Company granted options to the employee stockholders as consideration for these agreements for the purchase of a total of 416,325 shares of common stock at an exercise price of $0.50 per share.  The fair value of the options, determined using the minimum value method, totaled $71,520 which was charged to operating expenses in 2004.

Note 8.          SUBSEQUENT EVENTS

On November 1, 2005, the Company was sold to iVOW by way of a merger (the “Merger”) pursuant to a Merger Agreement (the “Merger Agreement”), dated October 7, 2005, by and among iVOW, iSHS Merger Sub, Inc., a Washington corporation and a wholly-owned subsidiary of iVOW, the Company and certain stockholders of the Company. Following this acquisition, SHS and its subsidiary are operating as wholly-owned subsidiaries of iVOW.  Additionally, upon completion of the merger, the Company’s Subchapter S status was terminated.

In connection with the Merger Agreement, selling stockholders, employees and other creditors agreed to the forgiveness or extinguishment of certain indebtedness, the surrender of all stock options and the waiver of any and all interests in the Company through Waiver and Release Agreements. The following are the obligations of the Company that were released and the balances outstanding as of December 31, 2004:

Deferred compensation	$210,506
Notes payable, stockholders	261,000
Accrued directors fees	13,000
Accrued website fees	367,679
$852,185

The accrued website fees were extinguished through payments made by the Company’s stockholders upon the sale of the Company.

SOUND HEALTH SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

September 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$69,306
Accounts receivable	108,232
Total current assets	177,538

Property and equipment, net of accumulated depreciation and amortization of $137,993	246,481

Other assets - deposits	31,414
Total Assets	$455,433

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$259,877
Notes payable, stockholders	301,000
Deferred compensation, stockholders	268,884
Accounts payable	13,583
Accrued website fees	399,997
Other accrued liabilities	49,606
Current portion of deferred rent	13,523
Deferred revenue	181,394

Total current liabilities	1,487,864

Long-term debt, net of current portion	72,653
Deferred rent, net of current portion	95,351
Total liabilities	1,655,868
Commitments

Stockholders’ deficit:
Preferred stock - no par value; authorized 25,000,000 shares; none issued and outstanding
Common stock - no par value; authorized 75,000,000 shares; 6,000,000 issued and outstanding	12,000
Additional paid-in capital	110,144
Accumulated deficit	(1,322,579)

Total stockholders’ deficit	(1,200,435)
Total Liabilities and Stockholders’ Deficit	$455,433

See Notes to Consolidated Condensed Financial Statements.

SOUND HEALTH SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months ended September 30,
	2005	2004

Revenues, net	$1,153,931	$1,164,695

Operating expenses	1,147,674	1,645,077

Operating income (loss)	6,257	(480,382)

Interest expense	35,393	14,954

Net loss	$(29,136)	$(495,336)

See Notes to Consolidated Condensed Financial Statements.

SOUND HEALTH SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIT

Nine Months Ended September 30, 2005

(Unaudited)

	Common stock
	Number		Additional
	of	Stated	Paid-in	Accumulated
	shares	value	Capital	deficit	Total

Balance, December 31, 2004	6,000,000	$12,000	$110,144	$(1,293,443)	$(1,171,299)

Net loss		—		(29,136)	(29,136)

Balance, September 30, 2005	6,000,000	$12,000	$110,144	$(1,322,579)	$(1,200,435)

See Notes to Consolidated Condensed Financial Statements.

SOUND HEALTH SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months ended September 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(29,136)	$(495,336)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	53,821	30,564
Changes in operating assets and liabilities:
Landlord incentive payments		76,860
Accounts receivable	(903)	(38,515)
Other assets	19,706	(19,520)
Accounts payable	4,365	48,388
Accrued website fees	32,318	267,263
Other accrued liabilities	(27,665)	(14,598)
Deferred compensation, stockholders	58,378	123,043
Deferred revenue	(99,237)	111,690
Deferred rent	(8,358)	54,588
Net cash provided by operating activities	3,289	144,427

Cash flows from investing activities:
Property and equipment expenditures		(243,761)

Cash flows from financing activities:
Proceeds from long-term debt	25,000	30,000
Proceeds from stockholder loans	40,000	60,000
Principal payments of long-term debt	(64,349)	(64,805)
Net cash provided by financing activities	651	25,195

Net increase (decrease) in cash and cash equivalents	3,940	(74,139)
Cash and cash equivalents at beginning of period	65,366	92,743
Cash and cash equivalents at end of period	$69,306	$18,604

See Notes to Consolidated Condensed Financial Statements.

Sound Health Solutions, Inc. and Subsidiary

Notes to Consolidated Condensed Financial Statements

(UNAUDITED)

Note 1. Basis of Presentation

The audited consolidated financial statements of Sound Health Solutions, Inc. and its subsidiary SHS (Web) LLC (“SHS” or the “Company”) and the notes thereto for the year ended December 31, 2004 included elsewhere in this Report on Form 8-K with the Securities and Exchange Commission (“SEC”) contain additional information about us, our operations, and our financial statements and accounting practices, and should be read in conjunction with these unaudited consolidated condensed financial statements.  The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and certain information and footnote disclosures normally contained in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, unless significant changes have taken place since the end of the most recent fiscal year.

Our accompanying unaudited consolidated condensed financial statements reflect all adjustments of a normal recurring nature, which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for all periods presented.  The interim financial information contained herein is not necessarily indicative of results for any future interim periods or for the full fiscal year ending December 31, 2005.

SHS offers medically supervised weight reduction programs designed by physicians specialized in Internal Medicine. The programs have demonstrated results in reducing the healthcare costs to businesses by managing “high risk” employees. SHS uses a multi-specialty approach, which includes nutrition education, fitness and lifestyle modification all under physician supervision primarily at its clinics. Programs entail an initial intensive phase followed by a monitored secondary phase, which ensures success through the development of positive habits. A distinguishing feature of the SHS program allows the patient to continue the program using the Internet. The web program is monitored and serves to encourage the patient by continuing to receive positive, personalized feedback and provides access to the therapist, registered dietician or trainer on-line. SHS’s predecessor entity, Sound Weight Solutions, PLLC, began to operate in 1997.

On November 1, 2005, SHS and its subsidiary were acquired and became wholly owned subsidiaries of iVOW, Inc. (“iVOW”), a company specializing in the operation and management of obesity surgery programs.

The Company incurred net losses for the nine months ended September 30, 2005 and the years ended December 31, 2004 and 2003. At September 30, 2005, the Company had an accumulated deficit of approximately $1,300,000 and cash balances of $69,306.  The Company believes that the existing cash and cash equivalents, together with the ongoing revenue and the potential for available capital resulting from the acquisition of the Company by iVOW in November 2005 will be sufficient to meet its anticipated capital requirements through at least March 2006. However, these factors raise substantial doubt about the Company’s ability to continue as a going concern.  Should the Company be unable to raise sufficient funds through iVOW in the future to fund operations beyond March 2006, the Company may be required to curtail operating plans and possibly relinquish rights to portions of its intellectual property or products. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future.

The accompanying unaudited consolidated condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The unaudited consolidated condensed financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Stock-Based Compensation

As further explained in Note 1 of the audited consolidated financial statements, compensation expense for employee stock options is measured using the intrinsic value method as the difference, if any, between the option exercise price and the fair value of the common stock at the date of grant. The Company has historically granted options to employees and directors at exercise prices equal to the fair value of the Company’s common stock. Accordingly, no compensation expense has been recognized for its employee stock-based compensation plans.  Additionally, there were no options issued, exercised or vested during the nine months ended September 30, 2005. Accordingly, there are no pro forma adjustments to net loss as presented.

Note 3. Related Party Transactions

Notes Payable

During 2005, two of the stockholders loaned the Company an additional $40,000 and iVOW advanced $25,000 to the Company. The $40,000 loan was re-paid by iVOW in connection with the sale of the Company to iVOW. The $25,000 advanced by iVOW was re-paid through a reduction in the number of shares issued to the stockholders of SHS in connection with the sale of the Company to iVow.

Deferred Compensation

As of December 31, 2004, three employee stockholders of the Company agreed to a deferral of compensation totaling $210,506 (see Note 7 in the audited consolidated financial statements). During 2005, the three stockholders agreed to defer an additional $58,378. The balance at September 30, 2005 was $268,884 which was later forgiven through a waiver and release agreement in connection with the sale of the Company to iVOW.

iVOW, Inc.

INTRODUCTION TO PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On November 1, 2005, iVOW, Inc. (“iVOW”) purchased Sound Health Solutions, Inc. (“SHS”) and its subsidiary, SHS (Web) LLC, by way of a merger (the “Merger”) pursuant to a Merger Agreement (the “Merger Agreement”), dated October 7, 2005, by and among iVOW, iSHS Merger Sub, Inc., a wholly-owned subsidiary of iVOW, SHS and certain stockholders of SHS. Under the terms of the Merger Agreement, iVOW paid the SHS stockholders $125,500 in cash, assumed $317,000 of liabilities of SHS and agreed to issue up to 294,278 shares of its common stock (the “Merger Shares”) to the SHS stockholders, of which 184,477 shares were issued as of the closing and the remaining 109,801 shares are, effectively, being held in escrow and are subject to release based on the resolution of the determination of the actual liabilities of SHS and other contingencies set forth in the Merger Agreement.  iVOW has a repurchase right for up to 71,128 of the Merger Shares to the extent that SHS fails to achieve certain revenue and net income targets in 2006 and 2007.

In connection with the Merger Agreement, selling stockholders, employees and other creditors agreed to the forgiveness or extinguishment of certain indebtedness, the surrender of all stock options and the waiver of any and all interests in SHS through Waiver and Release Agreements.

Following the Merger, SHS and its subsidiary are operating as wholly-owned subsidiaries of iVOW. The Merger will be accounted for as a purchase by iVOW under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the identifiable assets and liabilities of SHS will be recorded as of the acquisition date, at their respective fair values, and combined with those of iVOW. The reported financial condition and results of operations of iVOW after completion of the Merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of SHS. The excess of the estimated purchase price over the fair value of the net assets acquired has been preliminarily allocated to goodwill. These estimates are preliminary and the actual purchase price and the fair values of the assets and liabilities actually recorded may differ substantially from these estimates.

The accompanying unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheet of iVOW and the historical consolidated balance sheet of SHS, giving effect to the Merger as if it had been consummated on September 30, 2005. The accompanying unaudited pro forma condensed consolidated statements of operations combine the historical consolidated statements of operations of iVOW and the historical consolidated statements of operations of SHS for the nine months ended September 30, 2005 and the twelve months ended December 31, 2004, giving effect to the Merger as if it had been consummated on January 1, 2004.

You should read this information in conjunction with:

•      The accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•      The separate audited historical consolidated financial statements of iVOW as of and for the years ended December 31, 2004 and 2003 included in its Annual Report on Form 10-KSB for the year ended December 31, 2004;

•      The separate unaudited historical consolidated financial statements of iVOW as of September 30, 2005 and for the three and nine months ended September 30, 2005 and 2004 included in the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30; 2005; and

•      The separate audited and unaudited historical consolidated financial statements of SHS as of December 31, 2004 and 2003 and as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 which are included elsewhere herein.

We are presenting the unaudited pro forma condensed consolidated financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger on January 1, 2004. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company.

iVOW, Inc. and SUBSIDIARIES

PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

SEPTEMBER 30, 2005

(Unaudited)

	iVow, Inc.	Sound Health Solutions, Inc.	Adjustments		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$2,200,273	$69,306	$(455,500	)(1)	$1,814,079
Accounts receivable	101,717	108,232			209,949
Royalty receivable	125,000				125,000
Inventories	75,288				75,288
Prepaid insurance	154,990				154,990
Other current assets	186,945				186,945
Total current assets	2,844,213	177,538	(455,500)		2,566,251
Equipment, net	21,638	246,481			268,119
Investment in marketable equity securities	827,000				827,000
Goodwill			1,364,086	(3)	1,364,086
Deposits		31,414			31,414
Total assets	$3,692,851	$455,433	$908,586		$5,056,870

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$363,542	$13,583	$		$377,125
Current portion of long term debt		259,877	(254,225	)(3)	5,652
Notes payable, stockholders		301,000	(261,000	)(2)	—
			(40,000	)(3)
Deferred compensation, stockholders		268,884	(268,884	)(2)	—
Accrued website fees		399,997	(399,997	)(2)	—
Current portion of deferred rent		13,523			13,523
Current portion of capital lease obligations	10,515				10,515
Short-term notes	109,669		317,000	(1)	426,669
Accrued compensation	109,372				109,372
Related party liabilities	32,849				32,849
Deferred revenue	33,809	181,394			215,203
Accrued liabilities	82,003	49,606	(13,000	)(2)	118,609
Total current liabilities	741,759	1,487,864	(920,106)		1,309,517

Long term debt, net		72,653	(54,468	)(3)	18,185
Deferred rent, net		95,351			95,351

Total liabilities	741,759	1,655,868	(974,574)		1,423,053

Commitments

Stockholders’ equity:
Preferred stock
Common stock, $.01 par value: 2,116,816 shares issued, 294,278 shares to be issued	21,168	12,000	2,943	(1)	24,111
			(12,000	)(3)
Additional paid-in capital	75,807,745	110,144	679,782	(1)	76,487,527
			(110,144	)(3)
Accumulated other comprehensive income	793,920				793,920
Accumulated deficit	(73,671,741)	(1,322,579)	1,322,579	(3)	(73,671,741)
Total stockholders’ equity	2,951,092	(1,200,435)	1,883,160		3,633,817

Total liabilities and stockholders’ equity	$3,692,851	$455,433	$908,586		$5,056,870

See accompanying notes to pro forma consolidated condensed financial statements.

iVOW, Inc. and SUBSIDIARIES

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2005

(Unaudited)

	iVow, Inc.	Sound Health Solutions, Inc.	Adjustments	Pro Forma Consolidated

Revenues, net	$812,172	$1,153,931	$—	$1,966,103

Costs and expenses:
Cost of revenues	812,768	618,341	—	1,431,109
Product development	112,153	—	—	112,153
Sales and marketing	668,137	6,462	—	674,599
General and administrative	1,398,003	522,871	—	1,920,874
	2,991,061	1,147,674	—	4,138,735

Operating income (loss)	(2,178,889)	6,257	—	(2,172,632)

Other income (expense), net	23,770	(35,393)	—	(11,623)
Net loss from continuing operations	$(2,155,119)	$(29,136)	$—	$(2,184,255)

Net loss from continuing operations per common share basic and diluted	$(1.60)			$(1.33)
Shares used in computing basic and diluted loss per share	1,350,578			1,644,856

See accompanying notes to pro forma consolidated condensed financial statements.

iVOW, Inc. and SUBSIDIARIES

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

Twelve Months Ended December 31, 2004

(Unaudited)

	iVow, Inc.	Sound Health Solutions, Inc.	Adjustments	Pro Forma Consolidated

Revenues, net	$1,650,735	$1,808,018	$—	$3,458,753

Costs and expenses:
Cost of revenues	1,193,417	1,106,013	—	2,299,430
Product development	405,612		—	405,612
Sales and marketing	1,196,883	8,352	—	1,205,235
General and administrative	1,797,985	1,365,837	—	3,163,822
	4,593,897	2,480,202	—	7,074,099

Operating loss	(2,943,162)	(672,184)	—	(3,615,346)

Other expense, net	(28,035)	(20,648)	—	(48,683)
Net loss from continuing operations	$(2,971,197)	$(692,832)	$—	$(3,664,029)

Net loss from continuing operations per common share basic and diluted	$(3.41)			$(3.14)

Shares used in computing basic and diluted loss per share	872,570			1,166,848

See accompanying notes to pro forma consolidated condensed financial statements.

NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2005

As explained in the Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements, on November 1, 2005, iVOW purchased SHS and its subsidiary by way of the Merger pursuant to the Merger Agreement, dated October 7, 2005. Under the terms of the Merger Agreement, iVOW paid the SHS stockholders $125,500 in cash, assumed $317,000 of liabilities of SHS and agreed to issue up to 294,278 shares of its common stock (the “Merger Shares”) to the SHS stockholders. The Merger will be accounted for as a purchase by iVOW under accounting principles generally accepted in the United States of America and the identifiable assets and liabilities of SHS will be recorded as of the acquisition date at their respective fair values.

Management has estimated the total purchase price for SHS to be $1,455,225, which includes the estimated closing costs and the estimated fair value for the 294,278 shares to be issued by iVow of $682,275 based on the market value of $2.32 per share on the closing date of the Merger.

Management is currently assessing the fair values of the tangible and intangible assets and the liabilities of SHS to be acquired or assumed by iVOW. For the purposes of these unaudited pro forma condensed consolidated financial statements, management has made a preliminary estimate that the fair values of the assets and liabilities of SHS to be acquired or assumed will approximate their historical carrying values as of the date of acquisition and, accordingly, the excess of the purchase price to be paid by iVOW to acquire SHS over the fair value of the net assets acquired has been preliminarily allocated to goodwill. These estimates are preliminary and the actual purchase price and the fair values of the assets and liabilities actually recorded may differ substantially from these estimates.

The pro forma adjustments to record the purchase of SHS and the other related transactions reflected in the accompanying unaudited pro forma condensed consolidated balance sheet are explained below. Management does not believe that the purchase of SHS and the other related transactions would have any significant effects on the accompanying unaudited pro forma condensed consolidated statements of operations.

ADJUSTMENT 1.

Purchase of SHS on parent company (iVOW) balance sheet through the issuance of cash, notes payable and common stock (294,278 shares valued at the market price at the date of close, or $2.32 per share).

Cash issued in connection with the acquisition	$125,500
Estimated closing costs	330,000
Subtotal – cash	455,500
Notes payable	317,000
Common stock	2,943
Additional paid-in capital	679,782
Investment in Sound Health Solutions, Inc.	$1,455,225

ADJUSTMENT 2.

The following are the obligations of SHS that were released and the balances outstanding as of September 30, 2005:

Deferred compensation	$268,884
Notes payable, stockholders	261,000
Accrued directors fees	13,000
Accrued website fees	399,997
$942,881

The accrued website fees were extinguished through payments made by SHS stockholders upon the sale of SHS.

ADJUSTMENT 3.

Purchase accounting adjustments to the subsidiary (SHS) balance sheet include the reversal of accumulated deficit, the assumption and repayment of notes payable by iVow, and the creation of excess purchase price over the net assets acquired which was all preliminarily assigned to goodwill.

(d)           Exhibits.

The following exhibits are filed as part of this current report:

Exhibit No.	Description
23.1	Consent of J. H. Cohn LLP
99.1	Press Release, dated November 2, 2005 (1).

(1)  Incorporated by reference to Exhibit 99.1 to iVOW, Inc.’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: January 17, 2006	By:	/s/ J.Bradford Hanson
J.Bradford Hanson Chief Financial Officer